                                                                    EXHIBIT 3(a)


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           SOUTHSIDE BANCSHARES CORP.


SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102

      Pursuant to the provisions of Section 351.106 of The General and Business Corporation Law of the State of Missouri, as amended, the undersigned, SOUTHSIDE BANCSHARES CORP., a Missouri corporation incorporated on January 25, 1982, hereby restates its Articles of Incorporation, in their entirety, as follows:

                                  ARTICLE ONE

The name of the Corporation is: Southside Bancshares Corp.

                                   ARTICLE TWO

      The address, including street and number, if any, of the Corporation's registered office in this State is 3606 Gravois Avenue, St. Louis, Missouri 63116, and the name of the registered agent at such address is William E. Muhlke.

                                  ARTICLE THREE

      The aggregate number of shares which this Corporation shall have authority to issue shall be Six Million (6,000,000) shares, of which Five Million (5,000,000) shares shall be common shares of a par value of One Dollar ($1.00) each and One Million (1,000,000) shares shall be cumulative preferred shares without par value entitled to limited preferential dividends and to a limited amount on dissolution or liquidation. The preferences, qualifications, limitations, restrictions and the special and relative rights of such shares are as follows:

      Common Shares: Subject to the rights of the preferred shares, established as hereinafter set forth, the common shares of the Corporation shall have all rights as provided by The General and Business Corporation Law of Missouri and as are customarily attendant to such shares and each share shall be entitled to one (1) vote.

      Preferred Shares: The Board of Directors of the Corporation is hereby expressly authorized to cause such shares to be issued from time to time, in series, by resolution adopted prior to the issue of shares of a particular series, fixing and determining those matters with respect to such shares as are expressly permitted to be so fixed and determined under the provisions of The General and Business Corporation Law of Missouri as amended from time to time and, in addition, fixing and determining the stated value of the shares of such series, which shall not be less than $1.00 per share; the dates on which dividends (which shall be cumulative) on the shares of such series shall be payable; and any other designations, preferences, qualifications, limitations, restrictions and special or relative rights applicable to the shares of such series which the Board of Directors is permitted by law to fix and determine. Except as provided below, or as otherwise required by law, the preferred shares shall have no voting power. In the event that the equivalent of six (6) quarterly dividends payable on any series of preferred shares shall be in default, then the number of Directors of the Corporation shall, until all such dividends in default have been paid or declared and the funds for the payment thereof set apart, be two (2) more than the number specified in or pursuant to Article Six hereof immediately prior to the occurrence of such default, and the holders of the preferred shares, voting together as a class without regard to series, shall be entitled to elect the two
(2) additional members of the Board of Directors of the Corporation at the next annual meeting of Shareholders, with the remaining Directors to be elected by the holders of the common shares voting together as a separate class. Thereafter, during the continuance of such default, the holders of the preferred shares, voting together as a class without regard to series, shall be entitled to elect two (2) members of the Board of Directors and the holders of the common shares, voting separately as a class, shall be entitled to elect the remaining Directors of the Corporation. If and when all such dividends in default shall thereafter be paid or declared and funds for the payment thereof set apart, the holders of the preferred shares shall thereupon be divested of the special right herein provided to elect two (2) members of the Board of Directors of the Corporation, and the number of Directors of the Corporation shall again be the number specified in or pursuant to Article Six hereof immediately prior to the occurrence of such default but subject to the same provisions for re-vesting of such special right in case of any future similar default. Upon termination of such special right at any time by reason of the payment or declaration and setting apart of funds for the payment of all such defaulted dividends, the terms of office of all persons who may have been elected Directors of the Corporation by vote of the holders of the preferred shares pursuant to such special right shall forthwith terminate. In the event any vacancy in the Board of Directors occurs while the holders of the preferred shares have the special right to elect Directors, then, if such vacancy occurs among the Directors elected by the holders of common shares, as a class, the remaining Directors elected by the vote of the holders of the common shares, as a class, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired term of the Director whose place shall be vacant; if such vacancy occurs among the Directors elected by the holders of the preferred shares, as a class, the holders of the preferred shares may at a meeting of such holders (which shall be called by or at the direction of the Secretary of the Corporation, upon notice similar to that provided in the Bylaws of the Corporation for special meetings of Shareholders, upon receipt by the Secretary of a written request therefor from any holder of preferred shares), elect a successor to hold office for the unexpired term of the Director whose place shall be vacant. In voting on all matters on which, by law, the holders of the preferred shares are expressly given the right to vote, the affirmative vote of the holders of at least two-thirds of all preferred shares, voting as a class, without regard to series, shall be required for approval; provided, however, that, in the event any such matter to be voted on would adversely affect one or more, but not all, series of preferred shares, then the affirmative role of the holders of two-thirds of all shares of such series so affected, voting as a class without regard to series, shall be required in addition to the affirmative vote of the holders of two-thirds of all preferred shares.

                                  ARTICLE FOUR

      The extent to which the preemptive right of a Shareholder to acquire additional shares is limited or denied is as follows:

      No holder of shares of common stock shall have any preemptive right to subscribe for, purchase or receive any new or additional shares of common stock issued by the Corporation.

                                  ARTICLE FIVE

      The name and place of residence of each incorporator is as follows:

      PETER W. HERZOG         22 Picardy Lane
                              St. Louis, Missouri 63124

                                   ARTICLE SIX

      The number of directors to constitute the Board of Directors shall be eleven (11); provided, however, that such number may be fixed, from time to time, at not less than a minimum of nine (9) nor more than a maximum of fifteen
(15), by, or in the manner provided in, the Bylaws of the Corporation, and any such change shall be reported to the Secretary of State of the State of Missouri within thirty (30) calendar days of such change. The Directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be nearly equal in number as possible. The term of office of the initial Class I Directors shall expire at the annual meeting of Shareholders of the Corporation in 1984; the term of office of the initial Class II Directors shall expire at the annual meeting of Shareholders of the Corporation in 1985; and the term of office of the initial Class III Directors shall expire at the annual meeting of Shareholders of the Corporation in 1986; or in each case when their respective successors are elected and have qualified. Thereafter, the directors chosen to succeed those whose term then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term of three (3) years expiring at the third succeeding annual meeting or thereafter when their respective successors are elected and have qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, and any additional director elected to any class shall hold office for a term which shall expire with the term of the directors in such class.

      At a meeting called expressly for that purpose, a director of the Corporation or the entire Board of Directors of the Corporation may be removed without cause only upon the affirmative vote of the holders of not less than eighty percent (80%) of the shares entitled to vote generally in the election of directors; provided, however, that, if less than the entire Board of Directors is to be so removed without cause, no one of the directors may be removed if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the Class of Directors of which such director is a part. At a meeting called expressly for that purpose, a director may be removed by the Shareholders for cause by the affirmative vote of the holders of a majority of the shares entitled to vote upon his election.

                                  ARTICLE SEVEN

      The duration of the Corporation is perpetual.

                                  ARTICLE EIGHT

      The Corporation is formed for the following PURPOSES, to-wit:

      (A) To acquire, hold, and dispose of shares of banking and other corporations from time to time in accordance with applicable laws, and to engage in and conduct any form of service or mercantile enterprise not contrary to law, and including all aspects thereof and all acts and actions incidental thereto.

      (B) To apply for, secure, acquire by assignment, transfer, purchase or otherwise, and to exercise, carry out and enjoy any charter, license, power, authority, franchise, concession, rights or privileges, which any government or authority or any corporation or other public body may be empowered to grant; and to pay for, aid in and contribute toward carrying the same into effect and to appropriate any of the Corporation's shares of stock, bonds and assets to defray the necessary costs, charges and expenses thereof.

      (C) To borrow and loan money with or without security and to issue, sell, or pledge bonds, promissory notes, debentures and other obligations and evidences of indebtedness secured or unsecured.

      (D) To contract for its own account and to guarantee the performance of any contract or the obligation of any person, firm, corporation, association or entity.

      (E) To acquire the goodwill, rights and property and to undertake the whole or any part of the assets or liabilities of any person, firm, association or corporation, to pay for the same in cash, the stock of this Corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

      (F) To purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise hold and possess or otherwise dispose of, shares of capital stock of, or any bonds, securities, or evidence of indebtedness created by any other corporation or corporations of this state or any other state, country, nation or government, and while owner of said stock to exercise all the rights, powers and privileges of ownership including the right to vote thereon.

      (G) To purchase, acquire, use, lend, lease or hold, improve, operate, hypothecate, mortgage, sell or convey, and otherwise deal in and dispose of property of all kinds, both real and personal, including patents and patent rights from the United States and/or foreign countries, license privileges, inventions, franchises, improvement processes, copyrights, trademarks and trade names, and service marks relating to or useful in connection with the business of this Corporation.

      (H) Subject to the limitations of The General and Business Corporation Law, to purchase, hold, sell, transfer, dispose of or deal in shares of its own capital stock.

      (I) In general, and in addition to all of the foregoing, to carry on any business in connection with the aforesaid powers and purposes, and to further have and exercise all of the powers conferred by The General and Business Corporation Law, and to do any and all things hereinbefore set forth to the same extent as natural persons might or could do.

                                  ARTICLE NINE

      Except as otherwise specifically provided by statute, all powers of management and direct control of the Corporation shall be vested in the Board of Directors.

                                   ARTICLE TEN

      The private property of the Shareholders of this Corporation shall not be subject to the payment of corporate debts, except to the extent of any unpaid balance of subscription for shares.

                                 ARTICLE ELEVEN

      A. This Corporation shall indemnify each of its Directors and Officers to the full extent specified by Section 351.355 of the Revised Statues of Missouri, as amended from time to time, (the "Indemnification Statute") and, in addition, shall indemnify each of them against all expenses (including, without limitation, all attorneys' fees, judgments, fines and amounts paid in settlement) incurred by each Director or Officer in connection with any claim (including without limitation any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of this Corporation or any other corporation) by reason of the fact that such Director or Officer is or was serving this Corporation or at the request of this Corporation in any of the capacities referred to in the Indemnification Statute or arising out of such Director's or Officer's status in any such capacity, provided that this Corporation shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.

      B. This Corporation may, to such extent as it deems appropriate and as may be permitted by the Indemnification Statute, indemnify any other person referred to in the Indemnification Statute against any such expenses incurred by such person in connection with any such claim by reason of the fact that such person is or was serving this Corporation, or at the request of this Corporation, in any of such capacities or arising out of such person's status in any such capacity.

      C. This Corporation is authorized to give or supplement any of the aforesaid indemnifications by bylaw, agreement or otherwise and fund them by insurance to the extent it deems appropriate. Amounts to be paid under this Article shall be disbursed at such times and upon such procedures as this Corporation shall determine. All such indemnification shall continue as to any person who has ceased to serve in any of the aforesaid capacities and shall inure to the benefit of the heirs, devisees and personal representatives of such person. The Indemnification provided for under Section A or given or supplemented under this Section C of this Article Eleven shall survive elimination or modification of this Article with respect to any such expenses incurred in connection with claims arising out of acts or omissions occurring prior to such elimination or modification and persons to whom such indemnification is given shall be deemed to have commenced or continued their services in reliance upon all of the foregoing, and shall be entitled to rely upon such indemnification as a contract with this Corporation, and/or as a third party beneficiary with respect to this Article Eleven.

                                 ARTICLE TWELVE

      The approval of any Business Combination shall, in addition to any affirmative vote required by law, require the affirmative vote of the holders of not less than eighty percent (80%) of the common shares of the Corporation then entitled to vote generally in the election of Directors of the Corporation; provided, however, that any such Business Combination may be approved on the affirmative vote required by law if such Business Combination is approved by not less than a seventy-five percent (75%) majority of the entire Board of Directors of the Corporation. As used herein, the term "Business Combination" shall mean:

            (i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with (a) any Substantial Shareholder or (b) any other corporation which, after such merger or consolidation, would be a Substantial Shareholder, regardless of which entity survives);

            (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder of all or substantially all of the assets of the Corporation or any subsidiary of the Corporation, or both;

            (iii) the adoption of any plan or proposal for the liquidation of the Corporation proposed by or on behalf of a Substantial Shareholder; or

            (iv) any transaction involving the Corporation or any of its subsidiaries, including the issuance or transfer of, or any recapitalization of, the Corporation of any of its subsidiaries, or any merger or consolidation of the Corporation with any of its subsidiaries (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary, of which a Substantial Shareholder is the Beneficial Owner.

      As used herein, the term "Substantial Shareholder" shall mean and include any individual corporation, partnership or other persons or entity which, together with its "Affiliates" or "Associates" (as such terms were defined as of February 1, 1987, in Rule 12b-2 under the Securities Exchange Act of 1934), is the "Beneficial Owner" (as determined in accordance with the criteria set forth as of February 1, 1987) in the aggregate of more than five percent (5%) of the outstanding shares of the Corporation entitled to vote generally in an election of Directors; and any affiliate or associate of any such individual, corporation, partnership or other person or entity.

                                ARTICLE THIRTEEN

      The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation; provided, however, that any amendment, alteration, change or repeal of the provisions of Article Six, Article Twelve or this proviso to Article Thirteen shall, in addition to any affirmative vote required by law, require the affirmative vote of the holders of eighty percent (80%) of the common shares of the Corporation then entitled to vote at a meeting of Shareholders called for such purpose.

                                ARTICLE FOURTEEN

      The Board of Directors shall have power to make and from time to time repeal, amend and alter the Bylaws of the Corporation, unless otherwise specified; provided, however, that the paramount power to repeal, amend and alter the Bylaws or to adopt new bylaws, shall always be vested in the Shareholders, which power may be exercised by a vote of a majority thereof present at any annual or special meeting of the Shareholders, unless a larger vote is otherwise required, and the directors thereafter shall have no power to suspend, repeal or otherwise alter any bylaw or portion thereof so enacted by the Shareholders, unless the Shareholders in enacting or approving such bylaw or portion thereof shall otherwise provide.

      These Restated Articles of Amendment correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended and supersede the original Articles of Incorporation and all amendments thereto. A majority of the Company's Board of Directors adopted these Restated Articles of Incorporation at a meeting duly called and held on April 28, 1994.

      IN WITNESS WHEREOF, the undersigned has executed and verified these Restated Articles of Incorporation on behalf of the Corporation and the Secretary has affixed the corporate seal hereto on the 28th day of April, 1994.

                                    SOUTHSIDE BANCSHARES CORP.


                                    By: /s/ Thomas M. Teschner
                                        ------------------------------
                                        Thomas M. Teschner
                                        President and Chief Executive
                                        Officer

ATTEST:


/s/ Joanne M. Schneider
------------------------------
Joanne M. Schneider
Secretary

STATE OF MISSOURI     )
                      )   ss.
COUNTY OF ST. LOUIS   )

      I, Sharon A. Eisenreich, a notary public, do hereby certify that on this 28th day of April, 1994, personally appeared before me Thomas M. Teschner, who, being by me first duly sworn, declared that he is the President and Chief Executive Officer of Southside Bancshares Corp., that he signed the foregoing document as President of the Corporation, and that the statements contained therein are true.


                                    /s/ Sharon A. Eisenreich
                                    ------------------------------
                                    Notary Public
My commission expires:

      Sharon A. Eisenreich
 ------------------------------
Notary Public - State of Missouri
My Commission Expires: 10/7/95
      City of St. Louis

                                 CERTIFICATE OF
                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                           SOUTHSIDE BANCSHARES CORP.


SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102


      Pursuant to the provisions of Section 351.095.2 of The General and Business Corporation Law of Missouri, the undersigned corporation certifies the following:

      1. The present name of the corporation is SOUTHSIDE BANCSHARES CORP.


      2. The corporation's shareholders adopted amendments to the corporation's Articles of Incorporation on April 23, 1998, increasing the number of authorized shares of the corporation from 6,000,000 shares to 16,000,000 shares, consisting of 15,000,000 shares of common stock and 1,000,000 shares of preferred stock.


      3. Article Three of the corporation's Articles of Incorporation is amended to read as follows:

            The aggregate number of shares which this Corporation shall have authority to issue shall be Sixteen Million (16,000,000) shares, of which Fifteen Million (15,000,000) shares shall be common shares of a par value of One Dollar ($1.00) each and One Million (1,000,000) shares shall be cumulative preferred shares without par value entitled to limited preferential dividends and to a limited amount on dissolution or liquidation. The preferences, qualifications, limitations, restrictions and the special and relative rights of such shares are as follows:

            Common Shares: Subject to the rights of the preferred shares, established as hereinafter set forth, the common shares of the Corporation shall have all rights as provided by The General and Business Corporation Law of Missouri and as are customarily attendant to such shares and each share shall be entitled to one (1) vote.

            Preferred Shares: The Board of Directors of the Corporation is hereby expressly authorized to cause such shares to be issued from time to time, in series, by resolution adopted prior to the issue of shares of a particular series, fixing and determining those matters with respect to such shares as are expressly permitted to be so fixed and determined under the provisions of The General and Business Corporation Law of Missouri as amended from time to time and, in addition, fixing and determining the stated value of the shares of such series, which shall not be less than $1.00 per share; the dates on which dividends (which shall be cumulative) on the shares of such series shall be payable; and any other designations, preferences, qualifications, limitations, restrictions and special or relative rights applicable to the shares of such series which the Board of Directors is permitted by law to fix and determine. Except as provided below, or as otherwise required by law, the preferred shares shall have no voting power. In the event that the equivalent of six (6) quarterly dividends payable on any series of preferred shares shall be in default, then the number of Directors of the Corporation shall, until all such dividends in default have been paid or declared and the funds for the payment thereof set apart, be two (2) more than the number specified or in pursuant to Article Six hereof immediately prior to the occurrence of such default, and the holders of the preferred shares, voting together as a class without regard to series, shall be entitled to elect the two (2) additional members of the Board of Directors of the Corporation at the next annual meeting of Shareholders, with the remaining Directors to be elected by the holders of the common shares voting together as a separate class. Thereafter, during the continuance of such default, the holders of the preferred shares, voting together as a class without regard to series, shall be entitled to elect two (2) members of the Board of Directors and the holders of the common shares, voting separately as a class, shall be entitled to elect the remaining Directors of the Corporation. If and when all such dividends in default shall thereafter be paid or declared and funds for the payment thereof set apart, the holders of the preferred shares shall thereupon be divested of the special right herein provided to elect two (2) members of the Board of Directors of the Corporation, and the number of Directors of the Corporation shall again be the number specified in or pursuant to Article Six hereof immediately prior to the occurrence of such default but subject to the same provisions for re-vesting of such special right in case of any future similar default. Upon termination of such special right at any time by reason of the payment or declaration and setting apart of funds for the payment of all such defaulted dividends, the terms of office of all persons who may have been elected Directors of the Corporation by vote of the holders of the preferred shares pursuant to such special right shall forthwith terminate. In the event any vacancy in the Board of Directors occurs while the holders of the preferred shares have the special right to elect Directors, then, if such vacancy occurs among the Directors elected by the holders of common shares, as a class, the remaining Directors elected by the vote of the holders of the common shares, as a class, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired term of the Director whose place shall be vacant; if such vacancy occurs among the Directors elected by the holders of the preferred shares, as a class, the holders of the preferred shares may at a meeting of such holders (which shall be called by or at the direction of the Secretary of the Corporation, upon notice similar to that provided in the Bylaws of the Corporation for special meetings of Shareholders, upon receipt by the Secretary of a written request therefor from any holder of preferred shares), elect a successor to hold office for the unexpired term of the Director whose place shall be vacant. In voting on all matters on which, by law, the holders of the preferred shares are expressly given the right to vote, the affirmative vote of the holders of at least two-thirds of all preferred shares, voting as a class, without regard to series, shall be required for approval; provided, however, that, in the event any such matter to be voted on would adversely affect one or more, but not all, series of preferred shares, then the affirmative role of the holders of two-thirds of all shares of such series so affected, voting as a class without regard to series, shall be required in addition to the affirmative vote of the holders of two-thirds of all preferred shares.


      4. Of the 2,792,670 shares of common stock of the corporation outstanding, 2,792,670 of such shares were entitled to vote on such amendment. The number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                                                  Number of
            Class                         Outstanding Shares
            -----                         ------------------

            Common Stock                          2,792,670
            Par Value $1.00


      5. The number of shares voted for and against the amendment was as follows:

            Class                   For              Against           Abstain
            -----                   ---              -------           -------

            Common Stock         1,855,494            71,783           17,741
            Par Value $1.00

      6. The amendment does not provide for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class.

      7. The effective date of the amendment is to be the date of filing this Certificate of Amendment with the Secretary of State.

            IN WITNESS WHEREOF, the undersigned, Thomas M. Teschner, President, has executed and verified this instrument and the Secretary, Joanne M. Schneider, has affixed the corporate seal hereto on the 4th day of May, 1998.



        PLACE
    CORPORATE SEAL
         HERE
(IF NO SEAL, STATE "NONE")



ATTEST:                             SOUTHSIDE BANCSHARES CORP.

By: /s/ Joanne M. Schneider         By: /s/ Thomas M. Teschner
   ------------------------------      ------------------------------
    Secretary                           President and Chief Executive Officer





STATE OF MISSOURI     )
                      )SS
COUNTY OF ST. LOUIS   )

            I, Laura L. Thomas, a notary public, do hereby certify that on this 4th day of May, 1998, personally appeared before me Thomas M. Teschner, who, being by me first duly sworn, declared that he is the President of Southside Bancshares Corp., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

      /s/ Laura L. Thomas           LAURA L. THOMAS
      Notary Public                 Notary Public - Notary Seal
                                    STATE OF MISSOURI
                                    City of St. Louis
                                    My Commission Expires: August 21, 1999